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                                                                   EXHIBIT 10(c)

[MERRILL LYNCH LIFE INSURANCE COMPANY]


                       CONSENT OF BARRY G. SKOLNICK, ESQ.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through Merrill Lynch Life Variable Annuity Separate Account D of Merrill Lynch Life Insurance Company, File No. 333-119364.




                                     By:   /s/ BARRY G. SKOLNICK
                                        ----------------------------------------
                                                Barry G. Skolnick, Esq.
                                       Senior Vice President and General Counsel



December 9, 2005